                                  EXHIBIT 11.1

               STATEMENT REGARDING COMPUTATION OF PER SHARE DATA


                                                           YEARS ENDED MARCH 31,
                                                ----------------------------------------------
                                                   1997                1996             1995
                                                -----------        -----------      ----------
Earnings (loss) from continuing operations      $(8,164,071)       $(6,861,406)     $  594,176

Loss from discontinued operations                   722,676         (1,361,954)       (524,914)
                                                -----------        -----------      ----------
Net earnings (loss)                             $(7,441,395)       $(8,223,360)     $   69,262
                                                ===========        ============     ==========

Weighted average number of common shares          4,000,210          3,710,484       3,669,577

Net effect of dilutive stock options
  based on the treasury stock method (using
  the initial public offering price of
  $12.50 per share and assuming that all
  options had been outstanding for all
  periods prior to the IPO on November 17,
  1993) (1)                                               -                  -         297,054
                                                -----------        -----------      ----------

Shares used for computation                       4,000,210          3,710,484       3,966,631
                                                ===========        ===========      ==========
Per Share Data:
  Earnings (loss) from continuing operations      $   (2.04)       $     (1.85)     $      .15
                                                ===========        ===========      ==========

  Net earnings (loss)                             $   (1.86)       $     (2.22)     $      .02
                                                ===========        ===========      ==========

Note - fully diluted and primary calculations are the same.

(1) Dilutive stock options for the fiscal years ended March 31, 1997 and March 31, 1996, were not included because of the net loss.